Exhibit 99.1

IAC REPORTS Q2 2015 RESULTS

NEW YORK— July 28, 2015—IAC (NASDAQ: IACI) released second quarter 2015 results today and published management’s prepared remarks on the Investors section of its website at www.iac.com/Investors.

SUMMARY RESULTS

($ in millions except per share amounts)

	Q2 2015	Q2 2014	Growth
Revenue	$771.1	$756.3	2%

Adjusted EBITDA	108.7	141.4	-23%
Adjusted Net Income	74.6	3.2	2246%
Adjusted EPS	0.85	0.04	2287%

Operating Income	62.8	95.7	-34%
Net Income (Loss)	59.3	(18.0)	NM
GAAP Diluted EPS	0.68	(0.22)	NM

See reconciliations of GAAP to non-GAAP measures beginning on page 10.

Q2 2015 HIGHLIGHTS

•                  On June 25, 2015, IAC announced its intent to pursue an initial public offering of less than 20% of the common stock of The Match Group.  The initial public offering is expected to be completed during the fourth quarter of 2015.

•                  The Match Group revenue increased 19%, or 25% excluding the effects of foreign exchange, driven by contributions from The Princeton Review and FriendScout24 as well as 18% growth in Dating paid subscribers to over 4.1 million globally.

•                  On July 14, 2015, The Match Group announced that it had entered into a definitive agreement to purchase PlentyOfFish for $575 million in cash.  The transaction is expected to close early in the fourth quarter of 2015.

•                  Within Search & Applications, Applications queries increased 8% driven by 20% B2C growth.  B2C revenue increased 18% versus prior year.

•                  In the Media segment, Vimeo grew paid subscribers 25% to nearly 630,000.

•                  In the eCommerce segment, HomeAdvisor domestic revenue and service requests increased 41% and 49%, respectively, while overall HomeAdvisor revenue grew 26%, or 29% excluding the effects of foreign exchange.

•                  IAC declared a quarterly cash dividend of $0.34 per share, payable on September 1, 2015 to IAC stockholders of record as of the close of business on August 15, 2015.

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DISCUSSION OF FINANCIAL AND OPERATING RESULTS

	Q2 2015	Q2 2014	Growth
	$ in millions
Revenue
Search & Applications	$351.4	$395.7	-11%
The Match Group	254.7	214.3	19%
Media	36.2	36.7	-1%
eCommerce	129.0	109.9	17%
Intercompany Elimination	(0.1)	(0.3)	62%
	$771.1	$756.3	2%
Adjusted EBITDA
Search & Applications	$72.9	$91.3	-20%
The Match Group	64.8	69.4	-7%
Media	(15.5)	(8.9)	-73%
eCommerce	2.7	4.5	-41%
Corporate	(16.3)	(14.8)	-10%
	$108.7	$141.4	-23%
Operating Income (Loss)
Search & Applications	$68.6	$77.8	-12%
The Match Group	51.4	61.2	-16%
Media	(13.8)	(9.8)	-41%
eCommerce	(1.0)	0.0	NM
Corporate	(42.5)	(33.5)	-27%
	$62.8	$95.7	-34%

Search & Applications

Websites revenue decreased 20% due primarily to a decline in revenue at Ask.com and certain legacy businesses, partially offset by strong growth at About.com.  Applications revenue decreased 2% due to lower revenue in B2B (our partnership operations), partially offset by 18% growth in our B2C business driven by higher queries from our desktop search applications and the contribution from mobile applications (via our acquisition of Apalon on November 3, 2014).  Adjusted EBITDA decreased 20% due primarily to the lower revenue.  Operating income in the current year benefitted from a $6.3 million contingent consideration fair value adjustment.

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The Match Group

Dating revenue grew 7% due primarily to 12% growth in North America driven by increased paid subscribers, partially offset by 2% lower International revenue due to foreign exchange effects, despite an increase in paid subscribers.  Excluding foreign exchange effects, total Dating revenue would have increased 14% and International revenue would have increased 18%.  Non-dating(1) revenue, which benefited from the acquisition of The Princeton Review, acquired on August 1, 2014, grew 370%.  Adjusted EBITDA decreased 7% due primarily to $9.0 million of costs in the current year period related to the ongoing consolidation and streamlining of our technology systems and European operations at our Dating businesses.  Operating income in the current year period was negatively impacted by a $4.2 million year-over-year increase in amortization of intangibles.

Media

Revenue was down 1% versus last year, despite the contribution from IAC Films and strong growth at Vimeo, due to lower revenue from Electus driven by the timing of certain projects.  The Adjusted EBITDA loss was larger than the prior year due primarily to increased investment in Vimeo.  Operating income in the current year benefitted from a $2.4 million contingent consideration fair value adjustment.

eCommerce

Revenue increased 17% due to significant growth at HomeAdvisor.  Adjusted EBITDA decreased 41% primarily due to increased sales and marketing investment at HomeAdvisor.

Corporate

The Corporate Adjusted EBITDA loss increased due primarily to higher compensation costs.  Corporate operating loss reflects an increase of $7.1 million in stock-based compensation expense due primarily to the issuance of equity awards since the prior year.

OTHER ITEMS

Q2 2014 Earnings from continuing operations before income taxes included $68.4 million ($66.6 million after-tax) of write-downs of certain investments.

The Q2 2015 income tax benefit of $12.0 million from continuing operations was primarily due to the realization of certain deferred tax assets in the current period.  The effective tax rate for Adjusted Net Income was 4% in Q2 2015, lower than the statutory rate due primarily to the realization of certain deferred tax assets in the current period.  The effective tax rates for continuing operations and Adjusted Net income were 251% and 94%, respectively, in Q2 2014.  The Q2 2014 effective rates for continuing operations and Adjusted Net Income were higher than the statutory rate due primarily to the unbenefited loss associated with the write-downs of certain investments; excluding the effect of the write-downs, the tax rates for continuing operations and Adjusted Net Income in Q2 2014 would have been 40% and 38%, respectively, and were higher than the statutory rate due to state taxes and interest on tax reserves, partially offset by foreign income taxed at lower rates.

Note 1: Includes The Princeton Review, Tutor.com and DailyBurn.

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LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2015, IAC had 82.7 million common and class B common shares outstanding.  As of July 24, 2015, the Company had 5.6 million shares remaining in its stock repurchase authorization.  IAC may purchase shares over an indefinite period on the open market and in privately negotiated transactions, depending on those factors IAC management deems relevant at any particular time, including, without limitation, market conditions, share price and future outlook.

As of June 30, 2015, IAC had $889.9 million in cash and cash equivalents and marketable securities as well as $1.1 billion in long-term debt, of which $80 million is scheduled to be redeemed on September 1, 2015.  The Company has $300 million in unused borrowing capacity under its revolving credit facility.

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OPERATING METRICS

	Q2 2015	Q2 2014	Growth

SEARCH & APPLICATIONS (in millions)
Revenue
Websites (a)	$164.8	$205.2	-20%
Applications (b)	186.5	190.5	-2%
Total Revenue	$351.4	$395.7	-11%

Websites Page Views (c)	5,448	7,731	-30%
Applications Queries(b)	5,501	5,076	8%

THE MATCH GROUP
Dating Revenue (in millions)
North America (d)	$155.0	$138.1	12%
International (e)	67.9	69.5	-2%
Total Dating Revenue	$222.9	$207.6	7%

Dating Paid Subscribers (in thousands)
North America (d)	2,691	2,430	11%
International (e)	1,439	1,070	34%
Total Dating Paid Subscribers	4,130	3,500	18%

HOMEADVISOR (in thousands)
Domestic Service Requests (f)	2,804	1,887	49%
Domestic Accepts (g)	2,978	2,118	41%

International Service Requests (f)	298	266	12%
International Accepts (g)	454	538	-16%

(a)   Websites revenue is principally composed of Ask.com, About.com, CityGrid, Dictionary.com, Investopedia, PriceRunner and Ask.fm.

(b)   Applications includes B2C, including SlimWare and Apalon, and B2B.

(c)    Websites page views include Ask.com, About.com, CityGrid, Dictionary.com, Investopedia and PriceRunner.

(d)   North America includes Match, Chemistry, People Media, OkCupid, Tinder and other dating businesses operating within the United States and Canada.

(e)    International includes Meetic, Tinder and all dating businesses operating outside of the United States and Canada.

(f)      Fully completed and submitted customer service requests on HomeAdvisor.

(g)   The number of times service requests are accepted by service professionals.  A service request can be transmitted to and accepted by more than one service professional.

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DILUTIVE SECURITIES

IAC has various tranches of dilutive securities.  The table below details these securities as well as potential dilution at various stock prices (shares in millions; rounding differences may occur).

		Avg.
		Exercise	As of
	Shares	Price	7/24/15	Dilution at:

Share Price			$81.69	$85.00	$90.00	$95.00	$100.00

Absolute Shares as of 7/24/15	82.9		82.9	82.9	82.9	82.9	82.9

RSUs and Other	4.9		4.9	4.7	4.5	4.3	4.1
Options	7.2	$51.49	2.7	2.8	3.1	3.3	3.5

Total Dilution			7.5	7.5	7.5	7.6	7.6
% Dilution			8.3%	8.3%	8.3%	8.4%	8.4%
Total Diluted Shares Outstanding			90.5	90.5	90.5	90.5	90.5

CONFERENCE CALL

IAC will audiocast a conference call to answer questions regarding the Company’s second quarter 2015 results and management’s published remarks on Wednesday, July 29, 2015, at 8:30 a.m. Eastern Time.  This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of IAC’s business.  The live audiocast will be open to the public at, and management’s remarks have been posted on, www.iac.com/Investors.

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GAAP FINANCIAL STATEMENTS

IAC CONSOLIDATED STATEMENT OF OPERATIONS

($ in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenue	$771,132	$756,315	$1,543,644	$1,496,562
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	183,276	210,730	374,829	419,964
Selling and marketing expense	319,397	272,490	677,063	571,089
General and administrative expense	129,349	109,897	244,143	204,986
Product development expense	46,430	38,845	91,687	77,661
Depreciation	15,500	15,257	31,068	30,075
Amortization of intangibles	14,411	13,406	26,966	25,385
Total operating costs and expenses	708,363	660,625	1,445,756	1,329,160

Operating income	62,769	95,690	97,888	167,402

Interest expense	(15,214)	(14,046)	(29,278)	(28,110)
Other (expense) income, net	(1,638)	(69,750)	5,350	(71,708)
Earnings from continuing operations before income taxes	45,917	11,894	73,960	67,584
Income tax benefit (provision)	11,968	(29,889)	5,788	(51,274)
Earnings (loss) from continuing operations	57,885	(17,995)	79,748	16,310
Loss from discontinued operations, net of tax	(153)	(868)	(28)	(1,682)
Net earnings (loss)	57,732	(18,863)	79,720	14,628
Net loss attributable to noncontrolling interests	1,573	867	5,990	3,261
Net earnings (loss) attributable to IAC shareholders	$59,305	$(17,996)	$85,710	$17,889

Per share information attributable to IAC shareholders:
Basic earnings (loss) per share from continuing operations	$0.72	$(0.21)	$1.03	$0.24
Diluted earnings (loss) per share from continuing operations	$0.68	$(0.21)	$0.98	$0.22

Basic earnings (loss) per share	$0.72	$(0.22)	$1.03	$0.22
Diluted earnings (loss) per share	$0.68	$(0.22)	$0.97	$0.20

Dividends declared per common share	$0.34	$0.24	$0.68	$0.48

Stock-based compensation expense by function:
Cost of revenue	$294	$459	$539	$451
Selling and marketing expense	3,119	657	4,842	853
General and administrative expense	20,039	13,707	34,637	21,659
Product development expense	2,497	1,729	4,842	3,202
Total stock-based compensation expense	$25,949	$16,552	$44,860	$26,165

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IAC CONSOLIDATED BALANCE SHEET

($ in thousands)

	June 30,	December 31,
	2015	2014
ASSETS

Cash and cash equivalents	$656,409	$990,405
Marketable securities	233,523	160,648
Accounts receivable, net	223,106	236,086
Other current assets	209,724	166,742
Total current assets	1,322,762	1,553,881

Property and equipment, net	297,158	302,459
Goodwill	1,778,830	1,754,926
Intangible assets, net	472,082	491,936
Long-term investments	131,385	114,983
Other non-current assets	72,841	56,693
TOTAL ASSETS	$4,075,058	$4,274,878

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current portion of long-term debt	$80,000	—
Accounts payable, trade	79,434	81,163
Deferred revenue	232,673	194,988
Accrued expenses and other current liabilities	322,750	397,803
Total current liabilities	714,857	673,954

Long-term debt	1,000,000	1,080,000
Income taxes payable	24,768	32,635
Deferred income taxes	432,688	409,529
Other long-term liabilities	59,182	45,191

Redeemable noncontrolling interests	28,177	40,427

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common stock	254	252
Class B convertible common stock	16	16
Additional paid-in capital	11,452,662	11,415,617
Retained earnings	354,099	325,118
Accumulated other comprehensive loss	(130,295)	(87,700)
Treasury stock	(9,861,350)	(9,661,350)
Total IAC shareholders’ equity	1,815,386	1,991,953
Noncontrolling interests	—	1,189
Total shareholders’ equity	1,815,386	1,993,142
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,075,058	$4,274,878

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IAC CONSOLIDATED STATEMENT OF CASH FLOWS

($ in thousands)

	Six Months Ended June 30,
	2015	2014

Cash flows from operating activities attributable to continuing operations:
Net earnings	$79,720	$14,628
Less: loss from discontinued operations, net of tax	(28)	(1,682)
Earnings from continuing operations	79,748	16,310
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities attributable to continuing operations:
Stock-based compensation expense	44,860	26,165
Depreciation	31,068	30,075
Amortization of intangibles	26,966	25,385
Impairment of long-term investments	500	64,281
Excess tax benefits from stock-based awards	(36,465)	(32,889)
Deferred income taxes	7,260	5,849
Equity in losses of unconsolidated affiliates	477	8,785
Acquisition-related contingent consideration fair value adjustments	(16,946)	500
Other adjustments, net	8,369	5,362
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	2,710	(5,718)
Other assets	(6,458)	(19,238)
Accounts payable and other current liabilities	(33,231)	(31,242)
Income taxes payable	(63,304)	29,299
Deferred revenue	40,407	25,851
Other changes in assets and liabilities, net	(182)	(4)
Net cash provided by operating activities attributable to continuing operations	85,779	148,771
Cash flows from investing activities attributable to continuing operations:
Acquisitions, net of cash acquired	(43,286)	(103,380)
Capital expenditures	(26,816)	(26,557)
Proceeds from maturities and sales of marketable debt securities	14,613	998
Purchases of marketable debt securities	(93,134)	(78,380)
Purchases of long-term investments	(12,840)	(14,701)
Other, net	8,599	2,187
Net cash used in investing activities attributable to continuing operations	(152,864)	(219,833)
Cash flows from financing activities attributable to continuing operations:
Purchase of treasury stock	(200,000)	—
Dividends	(56,729)	(40,086)
Issuance of common stock, net of withholding taxes	(20,656)	(13,823)
Excess tax benefits from stock-based awards	36,465	32,889
Purchase of noncontrolling interests	(15,338)	(30,000)
Funds returned from escrow for Meetic tender offer	—	12,354
Acquisition-related contingent consideration payments	(5,705)	(7,630)
Other, net	430	(141)
Net cash used in financing activities attributable to continuing operations	(261,533)	(46,437)
Total cash used in continuing operations	(328,618)	(117,499)
Total cash used in discontinued operations	(243)	(157)
Effect of exchange rate changes on cash and cash equivalents	(5,135)	4,538
Net decrease in cash and cash equivalents	(333,996)	(113,118)
Cash and cash equivalents at beginning of period	990,405	1,100,444
Cash and cash equivalents at end of period	$656,409	$987,326

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RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

IAC RECONCILIATION OF OPERATING CASH FLOW FROM CONTINUING OPERATIONS TO FREE CASH FLOW

($ in millions; rounding differences may occur)

	Six Months Ended June 30,
	2015	2014
Net cash provided by operating activities attributable to continuing operations	$85.8	$148.8
Capital expenditures	(26.8)	(26.6)
Tax refunds related to sales of a business and an investment	(1.9)	(0.4)
Free Cash Flow	$57.0	$121.9

For the six months ended June 30, 2015, consolidated Free Cash Flow decreased $64.8 million due to lower Adjusted EBITDA and higher income tax payments.

IAC RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

(in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net earnings (loss) attributable to IAC shareholders	$59,305	$(17,996)	$85,710	$17,889
Stock-based compensation expense	25,949	16,552	44,860	26,165
Amortization of intangibles	14,411	13,406	26,966	25,385
Acquisition-related contingent consideration fair value adjustments	(9,950)	527	(16,946)	500
Gain on sale of VUE interests and related effects	—	986	—	1,954
Discontinued operations, net of tax	153	868	28	1,682
Impact of income taxes and noncontrolling interests	(15,234)	(11,161)	(27,616)	(18,768)
Adjusted Net Income	$74,634	$3,182	$113,002	$54,807

GAAP Basic weighted average shares outstanding	82,416	83,178	82,932	82,833
Options and RSUs, treasury method	4,674	—	4,989	5,150
GAAP Diluted weighted average shares outstanding	87,090	83,178	87,921	87,983
Options and RSUs, treasury method not included in diluted shares above	—	5,579	—	—
Impact of RSUs	434	308	380	295
Adjusted EPS weighted average shares outstanding	87,524	89,065	88,301	88,278

GAAP Diluted earnings (loss) per share	$0.68	$(0.22)	$0.97	$0.20

Adjusted EPS	$0.85	$0.04	$1.28	$0.62

For Adjusted EPS purposes, the impact of RSUs on shares outstanding is based on the weighted average number of RSUs outstanding, including performance-based RSUs outstanding that the Company believes are probable of vesting.  For GAAP diluted EPS purposes, RSUs, including performance-based RSUs for which the performance criteria have been met, are included on a treasury method basis.

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IAC RECONCILIATION OF SEGMENT NON-GAAP MEASURE TO GAAP MEASURE

($ in millions; rounding differences may occur)

	For the three months ended June 30, 2015
	Adjusted EBITDA	Stock-based compensation expense	Depreciation	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustments	Operating income (loss)
Search & Applications	$72.9	$—	$(3.7)	$(6.9)	$6.3	$68.6
The Match Group	64.8	(2.1)	(6.6)	(5.9)	1.2	51.4
Media	(15.5)	(0.1)	(0.2)	(0.4)	2.4	(13.8)
eCommerce	2.7	(0.4)	(2.1)	(1.2)	—	(1.0)
Corporate	(16.3)	(23.3)	(2.9)	—	—	(42.5)
Total	$108.7	$(25.9)	$(15.5)	$(14.4)	$10.0	$62.8

	For the three months ended June 30, 2014
	Adjusted EBITDA	Stock-based compensation expense	Depreciation	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustments	Operating income (loss)
Search & Applications	$91.3	$—	$(5.1)	$(8.4)	$—	$77.8
The Match Group	69.4	(0.2)	(5.6)	(1.7)	(0.7)	61.2
Media	(8.9)	(0.2)	(0.2)	(0.7)	0.2	(9.8)
eCommerce	4.5	—	(1.9)	(2.6)	—	0.0
Corporate	(14.8)	(16.2)	(2.5)	—	—	(33.5)
Total	$141.4	$(16.6)	$(15.3)	$(13.4)	$(0.5)	$95.7

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IAC RECONCILIATION OF SEGMENT NON-GAAP MEASURE TO GAAP MEASURE

($ in millions; rounding differences may occur)

	For the six months ended June 30, 2015
	Adjusted EBITDA	Stock-based compensation expense	Depreciation	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustments	Operating income (loss)
Search & Applications	$151.8	$—	$(7.3)	$(13.9)	$2.3	$132.9
The Match Group	90.7	(2.7)	(13.7)	(9.8)	12.2	76.8
Media	(30.0)	(0.3)	(0.4)	(0.8)	2.4	(29.1)
eCommerce	(0.5)	(0.8)	(4.1)	(2.5)	—	(7.9)
Corporate	(28.2)	(41.1)	(5.6)	—	—	(74.8)
Total	$183.8	$(44.9)	$(31.1)	$(27.0)	$16.9	$97.9

	For the six months ended June 30, 2014
	Adjusted EBITDA	Stock-based compensation expense	Depreciation	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustments	Operating income (loss)
Search & Applications	$173.3	$—	$(9.5)	$(15.7)	$—	$148.1
The Match Group	116.8	(0.2)	(11.4)	(3.5)	(0.7)	101.0
Media	(16.8)	(0.3)	(0.5)	(1.0)	0.2	(18.4)
eCommerce	7.3	—	(3.6)	(5.2)	—	(1.6)
Corporate	(31.2)	(25.7)	(5.0)	—	—	(61.8)
Total	$249.5	$(26.2)	$(30.1)	$(25.4)	$(0.5)	$167.4

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IAC’S PRINCIPLES OF FINANCIAL REPORTING

IAC reports Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow, all of which are supplemental measures to GAAP.  These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated.  We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results.  These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  IAC endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures.  We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which are included in this release.  Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and goodwill and intangible asset impairments and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements.  We believe Adjusted EBITDA is a useful measure for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors.  Moreover, our management uses this measure internally to evaluate the performance of our business as a whole and our individual business segments.  The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, and we believe that by excluding these items, Adjusted EBITDA corresponds more closely to the cash operating income generated from our business, from which capital investments are made and debt is serviced.

Adjusted Net Income generally captures all items on the statement of operations that have been, or ultimately will be, settled in cash and is defined as net earnings attributable to IAC shareholders excluding, net of tax effects and noncontrolling interests, if applicable: (1) stock-based compensation expense, (2) acquisition-related items consisting of (i) amortization of intangibles and goodwill and intangible asset impairments and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements, (3) income or loss effects related to IAC’s former passive ownership in VUE, and (4) discontinued operations.  We believe Adjusted Net Income is useful to investors because it represents IAC’s consolidated results taking into account depreciation, which management believes is an ongoing cost of doing business, as well as other charges that are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses.

Adjusted EPS is defined as Adjusted Net Income divided by fully diluted weighted average shares outstanding for Adjusted EPS purposes.  We include dilution from options and warrants in accordance with the treasury stock method and include all restricted stock units (“RSUs”) in shares outstanding for Adjusted EPS, with performance-based RSUs included based on the number of shares that the Company believes are probable of vesting.  This differs from the GAAP method for including RSUs, which are treated on a treasury method, and performance-based RSUs, which are included for GAAP purposes only to the extent the performance criteria have been met (assuming the end of the reporting period is the end of the contingency period).  Shares outstanding for Adjusted EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes.  We believe Adjusted EPS is useful to investors because it represents, on a per share basis, IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges, which are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses.  Adjusted Net Income and Adjusted EPS have the same limitations as Adjusted EBITDA, and in addition, Adjusted Net Income and Adjusted EPS do not account for IAC’s former passive ownership in VUE.  Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

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IAC’S PRINCIPLES OF FINANCIAL REPORTING - continued

Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures.  In addition, Free Cash Flow excludes, if applicable, tax payments and refunds related to the sales of certain businesses and investments, including IAC’s interests in VUE, an internal restructuring and dividends received that represent a return of capital due to the exclusion of the proceeds from these sales and dividends from cash provided by operating activities.  We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements.  Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures.  For example, it does not take into account stock repurchases.  Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures

Stock-based compensation expense consists principally of expense associated with the grants, including unvested grants assumed in acquisitions, of stock options, restricted stock units and performance-based RSUs.  These expenses are not paid in cash, and we include the related shares in our fully diluted shares outstanding using the treasury stock method; however, performance-based RSUs are included only to the extent the performance criteria have been met (assuming the end of the reporting period is the end of the contingency period).  We view the true cost of stock options, restricted stock units and performance-based RSUs as the dilution to our share base, and such awards are included in our shares outstanding for Adjusted EPS purposes as described above under the definition of Adjusted EPS.  Upon the exercise of certain stock options and vesting of restricted stock units and performance-based RSUs, the awards are settled, at the Company’s discretion, on a net basis, with the Company remitting the required tax-withholding amount from its current funds.

Depreciation is a non-cash expense relating to our property and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives.

Amortization of intangible assets and goodwill and intangible asset impairments are non-cash expenses relating primarily to acquisitions.  At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as content, technology, customer lists, advertiser and supplier relationships, are valued and amortized over their estimated lives.  Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization.  An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value.  While it is likely that we will have significant intangible amortization expense as we continue to acquire companies, we believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

Gains and losses recognized on changes in the fair value of contingent consideration arrangements are accounting adjustments to report contingent consideration liabilities at fair value.  These adjustments can be highly variable and are excluded from our assessment of performance because they are considered non-operational in nature and, therefore, are not indicative of current or future performance or ongoing costs of doing business.

Income or loss effects related to IAC’s former passive ownership in VUE are excluded from Adjusted Net Income and Adjusted EPS because IAC had no operating control over VUE, which was sold for a gain in 2005, had no way to forecast this business, and did not consider the results of VUE in evaluating the performance of IAC’s businesses.

Free Cash Flow

We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes.  In our view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events.  We manage our business for cash and we think it is of utmost importance to maximize cash — but our primary valuation metrics are Adjusted EBITDA and Adjusted EPS.

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OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release and our conference call, which will be held at 8:30 a.m. Eastern Time on July 29, 2015, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements.  These forward-looking statements include, among others, statements relating to: IAC’s future financial performance, IAC’s business prospects and strategy, anticipated trends and prospects in the industries in which IAC’s businesses operate and other similar matters.  These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: changes in senior management at IAC and/or its businesses, changes in our relationship with, or policies implemented by, Google, adverse changes in economic conditions, either generally or in any of the markets in which IAC’s businesses operate, adverse trends in the online advertising industry or the advertising industry generally, our ability to convert visitors to our various websites into users and customers, our ability to offer new or alternative products and services in a cost-effective manner and consumer acceptance of these products and services, operational and financial risks relating to acquisitions, changes in industry standards and technology, our ability to expand successfully into international markets and regulatory changes. Certain of these and other risks and uncertainties are discussed in IAC’s filings with the Securities and Exchange Commission (“SEC”).  Other unknown or unpredictable factors that could also adversely affect IAC’s business, financial condition and results of operations may arise from time to time.  In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate.  Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of IAC management as of the date of this press release.  IAC does not undertake to update these forward-looking statements.

About IAC

IAC (NASDAQ: IACI) is a leading media and Internet company. It is organized into four segments: The Match Group, which consists of dating, education and fitness businesses with brands such as Match.com, OkCupid, Tinder, The Princeton Review and DailyBurn; Search & Applications, which includes brands such as About.com, Ask.com, Dictionary.com and Investopedia; Media, which consists of businesses such as Vimeo, Electus, The Daily Beast and CollegeHumor; and eCommerce, which includes HomeAdvisor and ShoeBuy.  IAC’s brands and products are among the most recognized in the world reaching users in over 200 countries.  The Company is headquartered in New York City and has offices worldwide. To view a full list of IAC companies, please visit www.iac.com.

Contact Us

IAC Investor Relations

Mark Schneider / Alexandra Caffrey

(212) 314-7400

IAC Corporate Communications

Isabelle Weisman

(212) 314-7361

IAC

555 West 18th Street, New York, NY 10011 (212) 314-7300 http://iac.com

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